Exhibit 99.1

        MIDSOUTH BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS RESULTS

    LAFAYETTE, La., July 24 /PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (Amex: MSL) announced earnings of $2,235,000 for the quarter ended June 30, 2006, a 9.6% increase over earnings of $2,040,000 for the same period in 2005, and a 22.9% increase over the quarter ended March 31, 2006. Basic earnings per share were $.45 for the quarter ended June 30, 2006, compared to $.42 per share reported for the second quarter of 2005, and $.37 per share earned in the first quarter of 2006. Diluted earnings per share were $.44 for the second quarter of 2006, compared to $.40 per share for the second quarter of 2005 and $.36 for the first quarter of 2006.

    For the first six months of 2006, MidSouth Bancorp earned $4,054,000, a 2.3% increase over the $3,964,000 reported for the first six months of 2005. Basic earnings per share were $.82 for the first half of 2006 versus $.81 per share for the first half of 2005. Diluted earnings per share were $.80 versus $.78, respectively. The first six months of 2005 included a $631,000 pre-tax special distribution of proceeds to the Company from the merger of Pulse EFT Association and Discover Financial Services, Inc. Additionally, the first six months of 2005 included a $102,000 pre-tax write-down of a branch facility. Excluding the $349,000 after-tax effect of these non-recurring transactions, the Company's year-to-date earnings for 2006 improved by $439,000, or 12%, over 2005.

    Highlights for the Quarter Ended June 30, 2006

     * Return on average equity was 16.48% for the second quarter of 2006 compared to 16.26% for the second quarter of 2005. The leverage capital ratio was 8.32% at June 30, 2006, compared to 9.15% at June 30, 2005.

     * Net interest income totaled $8,295,000 for the second quarter of 2006, up 21.0% from the $6,857,000 reported for the second quarter of 2005. Net interest income increased primarily due to a 22.3% increase in the average volume of earning assets, including a 16.0% increase in average loan volume. Additionally, the average yield on earning assets improved 75 basis points, from 6.80% for the second quarter of 2005 to 7.55% for the second quarter of 2006. The impact of the improvement in average earning asset volume and yield was partially offset by volume and rate increases in interest-bearing liabilities.

     * Total consolidated assets increased $148.0 million, or 23.4%, from $631.9 million at the end of the second quarter of 2005 to $779.9 million at the end of the second quarter of 2006.

     * Total loans grew $79.5 million, or 19.4%, from $410.0 million at June 30, 2005 to $489.5 million at June 30, 2006, primarily in commercial and real estate credits.

     * Nonperforming assets, including loans 90 days or more past due, totaled $2.7 million at June 30, 2006, compared to $2.3 million at June 30, 2005. As a percentage of total assets, nonperforming assets were .35% and .36% for June 30, 2006 and 2005, respectively. Included in nonperforming assets for June 30, 2006, is approximately $1.6 million in government-guaranteed loans. Net charge-offs to total loans decreased to .02% for the second quarter of 2006 compared to .05% for the second quarter of 2005. Allowance for loan loss provisions totaling $300,000 were taken in the second quarter of 2006 compared to $66,000 in the second quarter of 2005. As a percentage to total loans, the allowance for loan losses for the quarters ended June 30, 2006 and 2005 were 1.00% and .99%, respectively. The Company has not experienced an increase in delinquencies or charge-offs due to Hurricanes Katrina and Rita.

     * Total deposits increased $145.4 million, or 26.0%, from $558.7 million at June 30, 2005 to $704.1 million at June 30, 2006. Deposit growth has been primarily in the Company's Platinum money market and checking accounts, which represent 31.5% of total deposits at June 30, 2006. The Platinum money market and checking accounts offer competitive rates of interest that adjust to changes in market rates. Additionally, the core non-interest bearing demand accounts have continued to grow and represent 26.5% of total deposits at June 30, 2006.

    Components of Second Quarter Earnings

    Net interest income for the second quarter of 2006 increased $1.4 million, or 21.0%, compared to the second quarter of 2005 due to a 22.3% increase in the average volume of earning assets and a 75 basis point improvement in the average yield on earning assets. Average loan volume increased $64.4 million and the average yield on loans increased 107 basis points, from 7.81% in the second quarter of 2005 to 8.88% in the second quarter of 2006. The improvement in interest income was partially offset by increased interest expense resulting from a $94.7 million increase in the average volume of interest-bearing deposits and a 110 basis point increase in the average cost of interest-bearing deposits, from 2.07% in the second quarter of 2005 to 3.17% in the second quarter of 2006. The taxable-equivalent net yield on earning assets decreased 4 basis points in quarterly comparison, from 5.04% in the second quarter of 2005 to 5.00% in the second quarter of 2006.

    Non-interest income for the second quarter of 2006 decreased $99,000 compared to the second quarter of 2005, primarily due to $93,000 in Pulse proceeds received in the second quarter of 2005.

    Non-interest expense increased $882,000, or 12.3%, in quarterly comparison, primarily due to a $632,000, or 19.1%, increase in salaries and employee benefits associated with an increase in the number of full-time equivalent employees from 305 in June 2005 to 349 in June 2006. Staffing for five new retail offices added over the past twelve months contributed to the increase in salaries and benefit costs. The additional retail offices also contributed to a $295,000, or 22.2%, increase in occupancy expenses in quarterly comparison.

    In linked-quarter comparison, earnings increased $416,000, or 22.9%, from $1,819,000 for the quarter-ended March 31, 2006 to $2,235,000 for the quarter-ended June 30, 2006. Volume and rate increases in earning assets drove improvement in net interest income of $898,000 and non-interest income increased $228,000. The increased net interest income and non-interest income was partially offset by increased non-interest expenses of $573,000.

    Year-to-Date Earnings and Franchise Growth

    In year-to-date comparison, net of the $349,000 after-tax effect of the Pulse proceeds and the branch write-down, earnings increased $439,000. Net interest income for the six months ended June 30, 2006, increased $2.4 million or 18.1% compared to the six months ended June 20, 2005. The $2.4 million improvement in net interest income was mostly offset by a $1.4 million, or 10.1%, increase in non-interest expenses combined with a $240,000 increase in the provision for loan losses in year-to-date comparison. The increased non-interest expenses reflect the Company's investment in executing its plan to grow the franchise.

    In addition to the five retail offices opened over the past twelve months, six new offices are scheduled to open through mid-year 2007. Two retail stores are planned for the Baton Rouge market and scheduled to open in the first half of 2007. A new retail store in Thibodaux is under construction and a second store in Lake Charles is scheduled to begin construction in the fourth quarter of 2006. In the Texas markets, a full service retail store location for the Conroe, Texas market is scheduled to open in April 2007 and management is working on site selection for a full service retail store in the College Station market. Costs associated with opening these six new stores will continue to impact earnings throughout 2006 and any substantial contributions to income will not be reflected until the second half of 2007.

    MidSouth Bancorp, Inc. is a two-bank holding company headquartered in Lafayette, Louisiana whose wholly-owned active subsidiaries are MidSouth Bank, N.A., also headquartered in Lafayette, and Lamar Bank, headquartered in Beaumont, Texas. The Company recently announced a name change for the Texas subsidiary from Lamar Bank to MidSouth Bank. The name change is expected to be executed during the fourth quarter of 2006. The Company's franchise consists of 29 banking offices throughout south Louisiana and southeast Texas. The Company's common stock is traded on the American Stock Exchange under the symbol MSL.

    The Private Securities Litigation Act of 1995 provides a safe harbor for disclosure of information about a company's anticipated future financial performance. This act protects a company from unwarranted litigation if actual results differ from management expectations. This press release reflects management's current views and estimates of future economic circumstances, industry conditions, the Company's performance and financial results. A number of factors and uncertainties could cause actual results to differ from anticipated results and expectations.

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)
(in thousands except per share data)

                                                                            For The
                                        For The Qtr                        Qtr Ended
                                       Ended Jun. 30,                       Mar. 31,
                                   -----------------------       %         ----------       %
                                      2006         2005         Chg           2006         Chg
                                   ----------   ----------   ----------    ----------   ----------
EARNINGS DATA
Total interest income              $   12,691   $    9,333         36.0%   $   11,035         15.0%
Total interest expense                  4,396        2,476         77.5%        3,638         20.8%
Net interest income                     8,295        6,857         21.0%        7,397         12.1%
Provision for loan losses                 300           66        354.5%          320         -6.3%
Non-interest income                     3,071        3,170         -3.1%        2,843          8.0%
Non-interest expense                    8,069        7,187         12.3%        7,496          7.6%
Provision for income tax                  762          734          3.8%          605         26.0%
Net income                         $    2,235   $    2,040          9.6%   $    1,819         22.9%
PER COMMON SHARE DATA (A)
Basic earnings per share           $     0.45   $     0.42          7.1%   $     0.37         21.6%
Diluted earnings per share         $     0.44   $     0.40         10.0%   $     0.36         22.2%

Book value at end of period        $    10.97   $    10.49          4.6%   $    10.84          1.2%
Market price at end of
 period                            $    30.20   $    22.27         35.6%   $    28.65          5.4%
Weighted avg shares
 outstanding
   Basic                            4,958,809    4,897,241          1.3%    4,941,290          0.4%
   Diluted                          5,055,539    5,068,921         -0.3%    5,079,759         -0.5%
AVERAGE BALANCE SHEET DATA
Total assets                       $  761,294   $  623,095         22.2%   $  717,159          6.2%
Earning assets                        692,869      566,505         22.3%      650,252          6.6%
Loans and leases                      465,954      401,581         16.0%      443,610          5.0%
Interest-bearing deposits             509,732      415,034         22.8%      468,757          8.7%
Total deposits                        684,896      547,347         25.1%      642,368          6.6%
Total stockholders' equity             54,408       50,314          8.1%       53,706          1.3%

SELECTED RATIOS                    06/30/2006   06/30/2005                 03/31/2006
--------------------------------   ----------   ----------                 ----------
Return on average assets                 1.18%        1.31%       -10.3%         1.03%        14.5%
Return on average total
 equity                                 16.48%       16.26%         1.3%        13.74%        20.0%
Return on average realized
 equity (A)                             15.91%       16.13%        -1.4%        13.46%        18.2%
Average equity to average
 assets                                  7.15%        8.07%       -11.5%         7.49%        -4.6%
Leverage capital ratio                   8.32%        9.15%        -9.1%         8.48%        -1.9%
CREDIT QUALITY
Allowance for loan losses
 as a % of total loans                   1.00%        0.99%         1.0%         1.03%        -2.9%
Nonperforming assets to
 total assets                            0.35%        0.36%        -2.8%         0.26%        34.6%
Net YTD charge-offs to
 total loans                             0.02%        0.05%       -60.0%         0.01%       100.0%

(A)  Excluding net unrealized gain (loss) on securities available for sale.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                                                                                  Period Ended
                                         Period Ended                        ------------------------
                                            Jun. 30,                          Mar. 31,      Dec. 31,
                                   ------------------------        %         ----------    ----------
BALANCE SHEET                         2006          2005          Chg           2006          2005
--------------------------------   ----------    ----------    ----------    ----------    ----------
Assets
Cash and cash equivalents          $   34,070    $   25,534          33.4%   $   66,750    $   52,437
Securities available-for-
 sale                                 188,344       133,336          41.3%      165,411       139,429
Securities held-to-
 maturity                              17,519        21,180         -17.3%       18,368        19,611
     Total investment
      securities                      205,863       154,516          33.2%      183,779       159,040
Total loans                           489,475       410,030          19.4%      451,162       442,794
Allowance for loan losses              (4,887)       (4,039)         21.0%       (4,652)       (4,355)
     Loans, net                       484,588       405,991          19.4%      446,510       438,439
Premises and equipment                 28,572        21,036          35.8%       27,003        23,606
Goodwill and other
 intangibles                           10,092        10,471          -3.6%       10,174        10,257
Other assets                           16,663        14,345          16.2%       14,344        15,036

     Total assets                  $  779,848    $  631,893          23.4%   $  748,560    $  698,815

Liabilities and
 Stockholders' Equity
Non-interest bearing
 deposits                          $  186,292    $  130,525          42.7%   $  182,324    $  177,946
Interest bearing deposits             517,812       428,197          20.9%      492,055       446,992
   Total deposits                     704,104       558,722          26.0%      674,379       624,938
Securities sold under
 agreements to repurchase
 and FHLB borrowings                    2,797         2,354          18.8%        2,911         1,732
Junior subordinated
 debentures                            15,465        15,465           0.0%       15,465        15,465
Other liabilities                       2,664         3,829           0.0%        2,159         3,494
     Total liabilities                725,030       580,370         -30.4%      694,914       645,629
Total shareholders' equity             54,818        51,523          24.9%       53,646        53,186
     Total liabilities and
       shareholders'
        equity                     $  779,848    $  631,893          23.4%   $  748,560    $  698,815

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                              Three Months Ended                       Six Months Ended
                                   June 30,                                 June 30,
                            -----------------------       %         -----------------------        %
INCOME STATEMENT               2006         2005         Chg           2006         2005        Change
-------------------------   ----------   ----------   ----------    ----------   ----------   ----------
Interest income             $   12,691   $    9,333         36.0%   $   23,726   $   17,970         32.0%
Interest expense                 4,396        2,476         77.5%        8,034        4,688         71.4%
  Net interest
   income                        8,295        6,857         21.0%       15,692       13,282         18.1%
Provision for
 loan losses                       300           66        354.5%          620          380         63.2%
Service charges on
 deposit accounts                2,174        2,198         -1.1%        4,100        4,326         -5.2%
Other charges and
 fees                              897          972         -7.7%        1,814        2,267        -20.0%
   Total non-
    interest income              3,071        3,170         -3.1%        5,914        6,593        -10.3%
Salaries and
 employee benefits               3,937        3,305         19.1%        7,723        6,508         18.7%
Occupancy expense                1,624        1,329         22.2%        3,110        2,584         20.4%
Intangible
 amortization                       83          134        -38.1%          165          267        -38.2%
Other non-interest
 expense                         2,425        2,419          0.2%        4,567        4,781         -4.5%
  Total non-interest
   expense                       8,069        7,187         12.3%       15,565       14,140         10.1%
Income before income
 taxes                           2,997        2,774          8.0%        5,421        5,355          1.2%
Provision for income
 taxes                             762          734          3.8%        1,367        1,391         -1.7%
Net income                  $    2,235   $    2,040          9.6%   $    4,054   $    3,964          2.3%

Earnings per share,
 diluted                    $     0.44   $     0.40         10.0%   $     0.80   $     0.78          2.3%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                                     Second         First        Fourth         Third        Second
INCOME STATEMENT                     Quarter       Quarter       Quarter       Quarter       Quarter
Quarterly Trends                      2006          2006          2005          2005          2005
--------------------------------   ----------    ----------    ----------    ----------    ----------
Interest income                    $   12,691    $   11,035    $   10,703    $    9,882    $    9,333
Interest expense                        4,396         3,638         3,142         2,957         2,476
     Net interest income                8,295         7,397         7,561         6,925         6,857
Provision for loan losses                 300           320           300           300            66
Net interest income after
  provision for loan losses             7,995         7,077         7,261         6,625         6,791
Total non-interest income               3,071         2,843         2,816         2,840         3,170
Total non-interest expense              8,069         7,496         7,867         7,319         7,187
Income before income taxes              2,997         2,424         2,210         2,146         2,774
Income taxes                              762           605           534           512           734
Net income                         $    2,235    $    1,819    $    1,676    $    1,634    $    2,040
Earnings per share, basic          $     0.45    $     0.37    $     0.34    $     0.33    $     0.42
Earnings per share, diluted        $     0.44    $     0.36    $     0.33    $     0.32    $     0.41
Book value per share               $    10.97    $    10.84    $    10.74    $    10.66    $    10.49
Return on Average Equity                16.48%        13.74%        12.62%        12.51%        16.26%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                                                                                  Period Ended
                                         Period Ended                       ------------------------
                                           Jun. 30,                          Mar. 31,      Dec. 31,
                                   ------------------------         %       ----------     ----------
Asset Quality Data                    2006          2005           Chg         2006          2005
--------------------------------   ----------    ----------    ----------   ----------     ----------
Nonaccrual loans                   $      543    $    1,892         -71.3%  $      672    $      660
Loans past due 90
 days and over                          2,104           128        1543.8%       1,127         2,511
Total nonperforming loans               2,647         2,020          31.0%       1,799         3,171
Other real estate owned                    32            98         -67.3%          68            98
Other foreclosed assets                    25           156         -84.0%          54           176
Total nonperforming assets         $    2,704    $    2,274          18.9%  $    1,921    $    3,445

Nonperforming assets to
 total assets                            0.35%         0.36%         -3.7%         0.26%        0.49%
Nonperforming assets to
 total loans + OREO + other
 foreclosed assets                       0.55%         0.55%         -0.3%        0.43%         0.78%
ALL to nonperforming assets            180.73%       177.62%          1.8%      242.16%       126.42%
ALL to nonperforming loans             184.62%       199.95%         -7.7%      258.59%       137.34%
ALL to total loans                       1.00%         0.99%          1.4%        1.03%         0.98%

Year-to-date charge-offs           $      310    $      310           0.0%  $      132    $      702
Year-to-date recoveries                   223           119          87.4%         109           226
Year-to-date net charge-offs       $       87    $      191         -54.5%  $       23    $      476
Net YTD charge-offs to total
 loans                                   0.02%         0.05%        -57.1%         0.01%        0.11%

SOURCE  MidSouth Bancorp, Inc.
    -0-                             07/24/2006
    /CONTACT: C. R. Rusty Cloutier, President, +1-337-267-4201, or +1-337-962-9900, or J. E. Corrigan, Jr., Chief Financial Officer,
+1-337-291-4984, both of MidSouth Bancorp, Inc./
    (MSL)